                                                                    EXHIBIT 21.1
                        SUBSIDIARIES OF THE REGISTRANT

                                                                   State of            Percent
                                                                 Incorporation          Owned
                                                                 -------------         -------
Sterling Savings Bank                                             Washington             100%
     Subsidiaries of Sterling Savings Bank:
          Action Mortgage Company                                 Washington             100%
          Harbor Financial Services, Inc.                         Washington             100%
           (A subsidiary of Evergreen First Service Corporation)
          INTERVEST-Mortgage Investment Company                   Washington             100%
          Evergreen Environmental Development Corporation         Washington             100%
          Evergreen First Service Corporation                     Washington             100%
          Fidelity Service Corporation                            Washington             100%
          Tri-West Mortgage Company                               Washington             100%
Tri-Cities Mortgage Corporation                                   Washington             100%
          Sterling Capital Trust I                                Delaware               100%